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                                                                    EXHIBIT (11)




               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS




                                 Three Months Ended September 30,
                            -----------------------------------------------
                                   1996                     1995
                            ----------------------    ---------------------
                                         Fully                       Fully
                            Primary     Diluted         Primary     Diluted
                            -------     -------         -------     -------
                                    (In thousands, except per share)
Net income                 ($1,085)    ($1,085)         $3,058       $3,058
                            ======      ======          ======       ======
Average share
  Common                     7,576       7,576           7,424        7,424
  Common equivalents           543         627             397          457
                            ------      ------          ------       ------
   Total                     8,119       8,203           7,821        7,881
                            ======      ======          ======       ======

Earnings per common share  ($ 0.13)    ($ 0.13)         $ 0.39       $ 0.39
                            ======      ======          ======       ======





                                Nine Months Ended September 30,
                          ---------------------------------------------
                                 1996                        1995
                          ----------------------    -------------------
                                        Fully                    Fully
                          Primary       Diluted     Primary     Diluted
                          -------      --------     -------     -------
                                 (In thousands, except per share)


Net income                $ 5,764      $ 5,764      $ 7,071     $ 7,071
                          =======      =======      =======     =======
Average shares
  Common                    7,540        7,540        7,422       7,422
  Common equivalents          518          627          224         457
                          -------      -------      -------     -------
  Total                     8,058        8,167        7,646       7,879
                          =======      =======      =======     =======

Earnings per common share $  0.72      $  0.71      $  0.92     $  0.90
                          =======      =======      =======     =======





Common share equivalents assume exercise of stock options and warrants, if dilutive.